Exhibit 99.1

Granite Announces New York Stock Exchange Listing Extension

WATSONVILLE, Calif. (September 18, 2020) - Granite Construction Incorporated (NYSE: GVA) (the “Company”) today announced that it has received an extension for continued listing and trading of the Company’s common stock on the New York Stock Exchange (the “NYSE”).

The extension of an additional six months gives the Company until March 18, 2021 to file its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) and its subsequent Quarterly Reports on Form 10-Q (the “2020 Form 10-Qs”) with the Securities and Exchange Commission (the “SEC”), subject to reassessment on an ongoing basis. The Company can regain compliance at any time before that date by filing its 2019 Form 10-K and 2020 Form 10-Qs with the SEC.  The NYSE will continue to closely monitor the Company’s restatement process and timing, and could initiate accelerated trading suspension prior to the end of the six-month extension if that process fails to progress satisfactorily during the extension. In addition, in the event the Company does not file its 2019 Form 10-K and 2020 Form 10-Qs with the SEC by March 18, 2021, the NYSE will move forward with the initiation of suspension and delisting procedures.

As previously reported, the delay in filing the 2019 Form 10-K and 2020 Form 10-Qs is a result of the independent investigation of the Audit/Compliance Committee (the “Audit Committee”) of the Board of Directors of the Company.

About Granite

Granite is America’s Infrastructure Company™. Incorporated since 1922, Granite (NYSE:GVA) is one of the largest diversified construction and construction materials companies in the United States as well as a full-suite provider in the transportation, water infrastructure and mineral exploration markets. Granite’s Code of Conduct and strong Core Values guide the Company and its employees to uphold the highest ethical standards. In addition to being one of the World’s Most Ethical Companies for eleven consecutive years, Granite is an industry leader in safety and an award-winning firm in quality and sustainability. For more information, visit graniteconstruction.com, and connect with Granite on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

Any statements contained in this press release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, outcomes, outlook, guidance, estimates and results of the independent investigation and preparation and filing of financial statements, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “expects,” “estimates,” “preliminary,” “anticipates,” “plans,” “may,” “will,” “could,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, estimates and results of the independent investigation and preparation and filing of financial statements. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the completion and final results of the independent investigation of the Audit Committee, including any changes to the scope of the investigation, as well as those described in greater detail in our filings with the SEC, particularly those specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this press release and, except as required by law, we undertake no obligation to revise or update any forward-looking statements for any reason.

Contacts

Investors

Lisa Curtis, 831-728-7532

Or

Media

Erin Kuhlman, 831-768-4111

Source: Granite Construction Incorporated